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                                       October 19, 2000

                                       HAND-DELIVERED



HomeSeekers.com, Incorporated
6490 South McCarran Boulevard
Suite D-28
Reno, NV 89509

    RE:  OPINION AND CONSENT OF JENKINS & CARTER
         REGISTRATION STATEMENT ON FORM S-3; HomeSeekers.com,
         INCORPORATED (THE "COMPANY")

Gentlemen:

    This opinion is submitted pursuant to the applicable rules of the Securities Exchange Commission with respect to the registration for public sale of 1,157,537 shares (the "Registerable Shares") of common stock, $.001 par value (the "Common Stock"), including up to 458,334 shares of Common Stock reserved for issuance upon exercise of certain outstanding warrants (the "Reserved Shares").

    In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation, as amended, and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained.

    Based upon the foregoing, we are of the opinion that: (i) the currently outstanding Registerable Shares have been legally issued and are fully paid and non-assessable; and (ii) the Reserved Shares, when issued and upon payment of the agreed upon consideration therefore, will be legally issued, fully paid and non-assessable if all terms and conditions of the applicable warrants are complied with.

    The opinions set forth above are subject to the following qualifications:

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HomeSeekers.com, Incorporated
October 19, 2000
Page -2-

    (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

    (b) Where documents delivered to us by the Company and its representatives state that the officers and directors of the Company have taken actions with respect to the Registerable Shares or the Reserved Shares, we have assumed that such actions have been taken.

    (c) We have assumed the due execution and delivery for value of all agreements pertaining to the Registerable Shares and the Reserved Shares by the holders of such shares, other than the Company.

    (d) We have relied (to the extent we have no contrary knowledge), without investigation, as to matters of fact upon certificates furnished by officers of the Company whose positions and authority would reasonably require them to have knowledge of the facts certified, and by public officials, and search reports of recognized search companies.

    (e) We are qualified to practice law in the State of Nevada and have not made a special examination of any law other than the law of the State of Nevada. Accordingly, in connection with the rendering of this opinion, we express no opinion as to the laws of any state, or as to any matter subject to such laws, other than the current laws of the State of Nevada. We have assumed that, if and where applicable, laws of other states are the same as the laws of the State of Nevada.

    (f) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

    (g) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; (ii) all rights which may inhere in the Internal Revenue Service or any state or local taxing authorities under the tax laws of the United States of America and the several states; and
         (iii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. However, this opinion is furnished only for your benefit and may not be relied upon by any other person or entity without our express prior written consent. This opinion

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HomeSeekers.com, Incorporated
October 19, 2000
Page -3-

speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and we have assumed no obligation to update or supplement this opinion.

                                       Sincerely yours,


                                      /s/ Jerry C. Carter
                                      --------------------
                                          Jerry C. Carter

JCC/vp